CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the reference to us under the heading "Independent Auditors" in the Statement of Additional Information included as part of the Registration Statement on Form N1-A of The Fairport Funds.


      /s/
PricewaterhouseCoopers LLP

Columbus, Ohio
February 26, 2003